Exhibit 21.1

       List of Subsidiaries (all organized in Delaware except as noted)
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PSLT GP, LLC
PSLT OP, L.P.
PSLT-BLC Properties Holdings, LLC
Brookdale Living Communities of Arizona-EM, LLC
Brookdale Living Communities of California, LLC
Brookdale Living Communities of California-RC, LLC
Brookdale Living Communities of California-San Marcos, LLC
BLC of California-San Marcos, L.P.
Brookdale Living Communities of Connecticut, LLC
Brookdale Living Communities of Connecticut-WH, LLC
Brookdale Living Communities of Florida-CL, LLC
Brookdale Living Communities of Illinois-2960, LLC
Brookdale Living Communities of Illinois-II, LLC
Brookdale Living Communities of Illinois-HLAL, LLC
Brookdale Living Communities of Illinois-Hoffman Estates, LLC
BLC Issuer II, LLC
Brookdale Living Communities of Illinois-HV, LLC
Brookdale Living Communities of Indiana-OL, LLC
BLC of Indiana-OL, L.P.
Brookdale Living Communities of Massachusetts-RB, LLC
Brookdale Living Communities of Minnesota, LLC
Brookdale Living Communities of New Jersey, LLC
Brookdale Living Communities of New Mexico-SF, LLC
Brookdale Living Communities of New York-GB, LLC
Brookdale Living Communities of Washington-PP, LLC
The Ponds of Pembroke Limited Partnership (organized in Illinois)
River Oaks Partners (organized in Illinois)
Brookdale Holdings, LLC
PSLT-ALS Properties Holdings, LLC
PSLT-ALS Properties I, LLC
PSLT-ALS Properties II, LLC